Exhibit 10.5

TRANSITION SERVICES AND SEPARATION AGREEMENT

In consideration of the covenants undertaken and releases contained in this TRANSITION SERVICES AND SEPARATION AGREEMENT (hereinafter referred to as “Agreement”), Jill Granoff (“Executive”) on the one hand, and Vince Holding Corp. (the “Company”) on the other hand, agree as follows:

Executive and Company agree that the following facts are true:

(i)	Executive was hired by Kellwood Company on or about May 4, 2012;
(ii)

Executive and Kellwood Company entered into an Employment Agreement dated May 4, 2012 and amended as of December 30, 2012 and September 23, 2013, which agreement was assigned to and assumed by the Company on November 27, 2013 (the “Employment Agreement”), and the Executive was granted stock options pursuant to a Grant Agreement, dated May 4, 2012 and amended as of December 30, 2012 and November 26, 2013, under the Kellwood Company 2010 Stock Option Plan that was subsequently assigned to and assumed by the Company (the “2012 Stock Option Agreement”), and a November, 21 2014 grant agreement pursuant to the Company’s 2013 Omnibus Incentive Plan (collectively with the 2012 Stock Option Agreement, the “Stock Option Agreements”);

(iii)	Company will provide compensation and benefits to Executive consistent with the terms of the Employment Agreement;

NOW THEREFORE, in consideration of the promises herein contained, it is agreed as follows:

1.Facts Incorporated to Agreement.  The above-mentioned facts are hereby incorporated into, and made a part of, this Agreement.

2.Termination of Employment.  Executive’s employment with the Company ended as of September 1, 2015 (the “Termination Date). All salary, compensation, and perquisites of employment ceased as of the Termination Date. The Executive also resigns from all other positions, titles, duties, authorities and responsibilities (including without limitation from any board positions) with,   arising out of or relating to Executive’s employment with the Company and its subsidiaries and affiliates and agrees to execute all additional documents and take such further steps as may be required to effectuate such resignation.

3.Section 8(d) Payment.  Following the effective date of the General Release (as defined in Section 4 below),     and in exchange for the Executive’s execution of the General Release and the Executive’s compliance with the other terms and conditions of this Agreement and the Employment Agreement, the Company agrees to pay to the Executive (the “Section 8(d)

Payment”) as provided in, and in accordance with the terms of, Section 8(d) of the Employment Agreement. For the avoidance of doubt, such Section 8(d) Payment shall consist solely of the following.

(a)The Company shall pay the Accrued Benefits (as defined in the Employment Agreement).

(b)The Company shall continue to pay Executive the Executive’s current base salary in accordance with Section 8(d)(ii) of the Employment Agreement, which, for the avoidance of doubt, shall be a maximum payment of $1,500,000.

(c)The Company shall directly pay the Executive’s premiums under COBRA in accordance with Section 8(d)(iii) of the Employment Agreement.

4.Release.  Pursuant to Section 9 of the Employment Agreement, the amounts described in Section 3 (other than the Accrued Benefits) hereof shall only be payable if the Executive delivers to the Company and does not revoke a general release of claims in favor of the Company in the form that was attached as Exhibit B to the Employment Agreement hereto, which has been included as Exhibit A to this Agreement (the “General Release”) and the General Release is executed and delivered (and no longer subject to revocation, if applicable) within sixty (60) days following the Termination Date.

5.Receipt of Compensation Due.  Upon the conclusion of Executive’s employment, the Company will pay Executive any Accrued Obligations (as defined in the Employment Agreement), together with reimbursement for any unpaid business expenses.  Executive acknowledges and agrees that such payment was not made contingent on the execution of this Agreement.  Executive also acknowledges and agrees that Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.

6.Equity Grants.

(a)All of Executive’s equity grants under the 2012 Stock Option Agreement vested as of the Termination Date (which shall consist of options to acquire 691,975 shares of the Company’s common stock, plus an additional 76,256 of options vesting upon the Termination Date to reflect the pro-rata acceleration provided in Section 6(a) of the 2012 Stock Option Agreement, in each case having an exercise price of $5.75, shall be subject to the terms and conditions thereof, including the provision that vested options shall be exercisable for only the one year period after the Termination Date

(b)As provided for in the applicable stock plans and grant agreements, all equity grants that are unvested as of the Termination Date shall expire as of the Termination Date, and the Executive shall have no right or claim with respect to such grants.  Executive acknowledges and agrees that, except as referenced in Section 6(a), the Executive has no further equity interests in the Company of any of its affiliates.

7.Restrictions.  The Executive hereby agrees and reaffirms the covenants and agreements set forth in Section 10 the Employment Agreement and in Annex A to the Stock

Option Agreement, and any and all remedies applicable thereto in connection with the terms of such agreements.  The Executive and the Company acknowledge and agree that these provisions expressly survive following the Termination Date and shall continue thereafter in accordance with their terms. For the avoidance of doubt, Executive may disclose the compensation paid to her prior to and under this Agreement to the extent such amounts have been made publicly available.

8.No Other Obligations.  By signing this Agreement, Executive acknowledges and agrees that Executive shall not accrue or be entitled to any payments or benefits beyond the Termination Date except for the Section 8(d) Payment set forth in Section 3 of this Agreement and the survival of the Stock Option Agreements as set forth in Section 6 of this Agreement.  Executive acknowledges that the Section 8(d) Payment is given in consideration for Executive’s promises in this Agreement, the Employment Agreement and the Stock Option Agreements, and that such Section 8(d) Payment is contingent upon Executive’s execution of the General Release and the satisfaction of the other conditions set forth in this Agreement, the Employment Agreement and the Stock Option Agreements.

9.Workers’ Compensation.  Executive represents and warrants that Executive has not suffered any workplace injury other than such injuries, if any, that Executive has previously reported to the Company in writing.

10.Tax Withholding.  Each payment under this Agreement is set forth as a gross amount and is subject to all applicable tax withholdings.  The Company is hereby authorized to withhold from any payment due hereunder the amount of withholding taxes due any federal, state or local authority in respect of such payment and to take such other action as may be necessary to satisfy all Company obligations for the payment of such withholding taxes.

11.Recoupment.  To the extent required under applicable laws rules and regulations, the Company will be entitled to recoup, and the Executive will be required to repay, any payments or benefits pursuant to this Agreement.

12.Integration Clause.  This document, the Employment Agreement and the Stock Option Agreements constitute the complete and entire Agreement between the parties pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions of their Agreement.  Any and all prior agreements, representations, negotiations, and understandings between the parties, oral or written, express or implied, are hereby superseded and merged herein.

13.Modification of Agreement.  This Agreement may be amended, changed, or modified only by a written document signed by all parties hereto.  No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced.

14.No Assignments; Binding Effect.  Except as provided in this Section 14, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.  The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that (a) the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and (b) the assignor shall remain jointly and severally liable for its obligations under this Agreement.  As used in this Agreement, the term “Company” shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise.  This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors and administrators (including the Executive’s estate, in the event of the Executive’s death), and their respective permitted successors and assigns.

15.Severability and Enforceability.  Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement.

16.Singular/Plural.  As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the content so indicates or requires.

17.Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Faxed and/or pdf e-mailed signatures shall be deemed valid as if they were inked originals.

18.Advice of Counsel.  Executive acknowledges and agrees that Executive has carefully read this Agreement; that Executive has had the opportunity to consult an attorney, and has been advised to do so, to have any questions concerning this Agreement explained to Executive; that Executive fully understands the Agreement’s final and binding effect; that the only promises made to Executive to sign this Agreement are those stated above; and that Executive is signing this Agreement voluntarily.

19.Governing Law; Jurisdiction.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions.  Each of the parties agrees that any dispute between the parties shall be resolved only in the courts of the State of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Executive’s employment by the Company or any affiliate, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Executive or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c)

WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXECUTIVE’S EMPLOYMENT BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR THE EXECUTIVE’S OR THE COMPANY’S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Executive’s or the Company’s address as provided in Section 21 hereof, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York.

20.Information Regarding ADEA and OWBPA. Executive acknowledges that as required by the Age Discrimination in Employment Act (ADEA) and the Older Workers Benefit Protection Act (OWBPA), Executive has received information regarding the group of individuals, pursuant to which employees who are terminated and sign a release will be eligible for severance pay.  Executive further acknowledges that Executive has received on Exhibit B attached hereto a written description of the job titles and ages of all individuals eligible for severance pay and the ages of all individuals in the same job classifications who are not selected for termination.

21.Miscellaneous Provisions.

(a)Under no circumstances shall Executive execute Exhibit A prior to the Termination Date.

(b)Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered by email and (i) personally or (ii) sent by certified, registered or express or overnight mail, postage prepaid, and shall be deemed given when emailed and delivered personally, or, if mailed, four (4) days after the date of mailing or the next day after overnight mail, as follows:

If the Company, to:

Vince Holding Corp

500 Fifth Avenue, 20th Floor

New York, NY 10110

Attention:SVP, Human Resources

Telephone:(212) 515-2664

Email:Mwallace@vince.com

With a copy to:

Vince Holding Corp

500 Fifth Avenue, 20th Floor

New York, NY 10110

Attention:  General Counsel

Telephone: 212-515-2650

If the Executive, to the Executive's home and office addresses reflected in the Company's records

With a copy to:

David B. Wechsler, Esq.

Wechsler & Cohen, LLP

17 State Street, 15th Floor

New York, NY 10004

Telephone: 212-847-7915

Email:  dwechsler@wechco.com

IN WITNESS WHEREOF, this Agreement has been executed as of the date reflected below:

DATED: September 26, 2015

/s/ Jill Granoff____

  Jill Granoff

DATED: October 6, 2015

VINCE HOLDING CORP

By:__/s/ Melissa Wallace_______________

Melissa Wallace

Senior Vice President, Human Resources

EXHIBIT A

GENERAL RELEASE

I, Jill Granoff, in consideration of and subject to the performance by Vince Holding Corp. (together with its subsidiaries, the “Company”), of its obligations under the Transition Services and Separation Agreement, dated as of September 26th, 2015 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and Sun Capital Partners V, L.P., Sun Capital Securities Fund, L.P. and Sun Capital Securities Offshore Fund, Ltd. and their respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and Sun Capital Partners V, L.P., Sun Capital Securities Fund, L.P. and Sun Capital Securities Offshore Fund, Ltd. and their affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”).  The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.  Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.

I understand that any payments or benefits paid or granted to me under Section 3 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive certain of the payments and benefits specified in Section 3 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.

Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under:  Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.
4.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.

I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief.  Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.  Additionally, I am not waiving (i) any right to the Accrued Benefits, severance benefits or other rights to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

6.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.  I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.

I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.

Any non disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self regulatory organization or any governmental entity.

10.	I hereby acknowledge that Sections 8 through 21 of the Employment Agreement shall survive my execution of this General Release.
11.

I represent that I am not aware of any claim by me other than the claims that are released by this General Release.  I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

12.

Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

13.

Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.I HAVE READ IT CAREFULLY;

2.I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.I HAVE HAD AT LEAST 45 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 45 DAY PERIOD;

6.I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:/s/ Jill GranoffDATED: September 26, 2015

EXHIBIT B

ADEA WAIVER INFORMATION

The following is a listing of the job titles and ages of employees who were and were not selected for termination and offered consideration for signing the waiver. Except for those employees selected for termination, no other employee is eligible or offered consideration in exchange for signing the waiver:

Individuals Selected for Termination To Receive Severance Pay

Job TitlesAge

Chief Executive Officer53

Chief Financial Officer and Treasurer48

SVP General Counsel & Secretary (prior)51

SVP Retail47

President & Chief Creative Officer45

Individuals Not Selected for Termination

In Same Job Classification or Organizational Unit

SVP Operations51

SVP Human Resources57

SVP Wholesale38

VP E-Commerce47

SVP General Counsel & Secretary (current)53